UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2014

QUEST WATER GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168895	27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Marine Drive, Suite 302

North Vancouver, British Columbia, Canada V7P 1V7

(Address of principal executive offices)

(604) 986-2219

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2012, Quest Water Global, Inc. (the “Company”) granted options to purchase an aggregate of 5,050,000 shares of the Company’s common stock (the “Options”) to certain of its insiders, employee/consultants and members of its advisory board (the “Optionees”). The Options were granted pursuant to the Company’s stock option plan (the “Plan”) and individual agreements with each of the Optionees, vested immediately and were exercisable at a price of $0.90 per share until May 30, 2015. Of the Options, the Company granted 1,750,000 to John Balanko, the Company’s Chairman, President, Chief Executive Officer and director, and 1,750,000 to Peter Miele, the Company’s Vice President, Chief Financial Officer, Secretary and director.

On February 25, 2014, the Company approved an adjustment to the exercise price of the Options from $0.90 per share to the closing price of the Company’s common stock on the OTCQB on the following day, February 26, 2014. The adjustment was undertaken in order to more accurately align the exercise price of the Options with the current trading price of the Company’s common stock and to encourage the Optionees to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, consistent with the purpose of the Plan. The vesting terms and expiry date of the Options did not change in connection with the repricing.

In addition, on February 25, 2014, the Company terminated the 1,750,000 options granted to Mr. Balanko and the 1,750,000 options granted to Mr. Miele pursuant to option termination agreements with those individuals. On the following day, the Company granted options to purchase an aggregate of 3,500,000 shares of the Company’s common stock (the “New Options”) to certain of its insiders, employee/consultants and members of its advisory board on identical terms to the adjusted Options. Of the New Options, the Company granted 1,375,000 to Mr. Balanko and 1,375,000 to Mr. Miele.

The Company granted the New Options in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“the Securities Act”) and Rule 903 of Regulation S under the Securities Act. The Company’s reliance on Section 4(2) was based on the fact that the grant to one U.S. person did not involve a “public offering” and the grantee provided representations to the Company that he acquired the New Options for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws. The Company’s reliance on Rule 903 of Regulation S was based on the fact that the balance of the New Options were granted in “offshore transactions”, as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the granting of the New Options, and the grantees were not U.S. persons and did not acquire the options for the account or benefit of any U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	QUEST WATER GLOBAL, INC.

	By:	/s/ John Balanko
John Balanko
Chairman, President, Chief Executive Officer, Director